SECOND AMENDMENT TO
EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT

This Second Amendment to the Employment, Confidentiality and Non-Compete Agreement (this “Amendment”), dated as of April 11, 2018 (the “Amendment Date”), is by and between Elevate Credit Service, LLC, a Delaware limited liability company (the “Company”) and Scott Greever (the “Employee” and, together with the Company, the “parties”).

Recitals

A.    The parties entered into that certain Employment, Confidentiality and Non-Compete Agreement, dated as of February 15, 2016 as amended on March 1, 2017 (the “Original Agreement”).

B.    The parties mutually desire to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

Agreement

1.    Severance. Upon a qualifying termination of Employee’s employment pursuant to which Employee would, under the Original Agreement and without giving effect to this Amendment, become entitled to severance pay in an amount equal to the base salary that would be payable to Employee over the period commencing on the date of such termination and ending six (6) months thereafter, Employee shall instead become entitled to severance pay in an amount equal to the base salary that would be payable to Employee over the period commencing on the date of such termination and ending twelve (12) months thereafter. For the avoidance of doubt, such twelve (12) months’ severance pay shall be subject to the terms and conditions of the Original Agreement, including, without limitation, the form of payment.

2.    Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.

3.    Signatures. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, in accordance with Section 8 of the Original Agreement, the undersigned have executed this Amendment on the Amendment Date.

ELEVATE CREDIT SERVICE, LLC	SCOTT GREEVER
/s/ Ken Rees	/s/ Scott Greever
Name: Kenneth E. Rees	Name: Scott Greever
Title: CEO

[Signature Page to Amendment to Employment Agreement]
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